[KIRKLAND & ELLIS LLP LETTERHEAD]

Exhibit 5.1

February 24, 2004

Dura Automotive Systems, Inc.
2791 Research Drive
Rochester Hills, MI 48309

Re:	Dura Automotive Systems, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

     We are acting as special counsel to Dura Automotive Systems, Inc., a Delaware corporation (the “Company”), in connection with the proposed registration by the Company of 1,444,913 shares (the “Shares”) of its Class A Common Stock, par value $0.01 per share (the “Class A Shares”), to be sold by Onex DHC, LLC (the “Selling Stockholder”) pursuant to a Registration Statement on Form S-3, to be filed with the Securities and Exchange Commission (the “Commission”) on or about February 25, 2004, under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”). The Selling Stockholder currently holds 35,000 Class A Shares and 1,409,913 shares of the Company’s Class B Common Stock, par value $0.01 per share (the “Class B Shares”).

     We have examined such corporate proceedings, documents, records and matters of law as we have deemed necessary to enable us to render this opinion. For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein, we have relied upon the statements and representations of officers and other representations of the Company and others.

     Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we hereby advise you that, in our opinion, the Class A Shares and Class B Shares currently held by the Selling Stockholder are, and the Class A Shares to be issued upon the conversion of the Class B Shares held by the Selling Stockholder to the extent such Class A Shares are issued in accordance with the terms of the Restated Certificate of Incorporation of the Company will be, validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

     We express no opinion as to any laws other than the General Corporation Law of the State of Delaware and the Delaware case law decided thereunder and the federal law of the United States of America. We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares.

     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the applicable law be changed by legislative action, judicial decision or otherwise after the date on which the Registration Statement is declared effective by the Commission.

Dura Automative Systems,Inc.
February 24,2004

     This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,
/s/ KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS LLP